SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **DAKVILLE CORP.**, did on April 19, 2010, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on May 3, 2010.

ROSS MILLER
Secretary of State

Certified By: Rhonda Tuin
Certificate Number: C20100430-0695
You may verify this certificate
online at **http://www.nvsos.gov/**

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

040101

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20100292308-17
	Filing Date and Time 04/19/2010 8:12 AM
	Entity Number E0209492010-4

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	DAKVILLE CORP.
2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: ____ Name ☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below) CT SYSTEMS Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity 8550 W. DESERT INN RD. # 102-321 (Street Address), LAS VEGAS (City), Nevada 89117-4406 (Zip Code) Mailing Address (if different from street address): ____ City: ____ Nevada Zip Code: ____
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: ____ Par value per share: $ ____ Number of shares without par value: 75,000
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) L. NGUYEN (Name) 8550 W. DESERT INN RD. # 102-321 (Street Address), LAS VEGAS (City), NV (State), 89117 (Zip Code) 2) ____ Name Street Address ____ City ____ State ____ Zip Code ____
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* The corporation is authorized to carry on any lawful business or enterprises
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	L. NGUYEN (Name) X [signature] Incorporator Signature 8550 W. DESERT INN RD. # 102-321 (Address), LAS VEGAS (City), NV (State), 89117 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date: 3/15/2010

This form must be accompanied by appropriate fees.

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20110098164-72
	Filing Date and Time 02/08/2011 8:00 AM
	Entity Number E0209492010-4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Dakville Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1 is hereby amended as follows:

The name of the corporation is MoneyMinding International Corporation

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 37,795,292

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X ______________________

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.